                                                                   Exhibit 23(b)


                              ACCOUNTANTS' CONSENT


     We have issued our report dated February 6, 1998 accompanying the consolidated financial statements of Oak Hill Financial, Inc. which are included within the Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said report in the Corporation's Form S-3 to be filed on or about June 4, 1998.

/s/ Grant Thornton LLP

Cincinnati, Ohio
June 3, 1998